UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Nocera, Inc.
(Exact name of registrant as specified in its charter)

Nevada	16-1626611
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City 221, Taiwan

(886)-910-163-358

(Address of principal executive offices and zip code)

Copies To:

Ross D. Carmel, Esq.

Carmel, Milazzo & Feil LLP

55 West 39th Street, 18th Floor

New York, New York 10018

Telephone: (212) 658-0458

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-264059

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of the common stock, par value $0.001 per share, of Nocera, Inc., a Nevada corporation (the “Registrant”). The description of the Registrant’s common stock contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-264059), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2022, as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes a description of the Registrant’s common stock and are subsequently filed by the Registrant with the Commission are hereby also incorporated by reference herein.

Item 2. Exhibits

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: June 24, 2022	By: /s/ Yin-Chieh Cheng
Name: Yin-Chieh Cheng
Title: Chief Executive Officer

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